Nationwide Mutual Funds
Sub-Item 77Q1:  Exhibits
10-31-17 Annual Report

a. Not Applicable.

b. Not Applicable.

c. Not Applicable.

d. Not Applicable.

e. Copies of any new or amended Registrant investment advisory contracts;

1. Investment Advisory Agreement dated September 18, 2015,
pertaining to certain series of the Trust currently
managed by Nationwide Fund Advisors, previously filed
as Exhibit EX-28.d.3, with the Trust's registration
statement on October 13, 2015, is hereby incorporated
by reference.

a. Exhibit A to the Investment Advisory Agreement,
amended May 5, 2017, pertaining to certain series
of the Trust managed by Nationwide Fund Advisors,
previously filed as Exhibit EX-28.d.3.a with the
Trust's registration on May 5, 2017, is hereby
incorporated by reference.

2. Subadvisory Agreement among the Trust, Nationwide Fund
Advisors and Federated Investment Management Company,
effective April 2, 2009, previously filed as Exhibit
EX-28.d.3.i with the Trust's registration statement on
February 26, 2010, is hereby incorporated by reference.

a. Exhibit A to the Subadvisory Agreement among the
Trust, Nationwide Fund Advisors and Federated
Investment Management Company, effective March 9,
2017, previously filed as Exhibit EX-28.d.4.d.1
with the Trust's registration statement on May 5,
2017, is hereby incorporated by reference.

3. Subadvisory Agreement among the Trust, Nationwide Fund
Advisors and Loomis, Sayles & Company, LP, effective
May 5, 2017, previously filed as Exhibit EX-28.d.4.q
with the Trust's registration statement on May 5, 2017,
is hereby incorporated by reference.

4. Form of Subadvisory Agreement among the Trust,
Nationwide Fund Advisors and Logan Capital Management,
Inc., previously filed as EX 28.d.4.q. with the Trust's
registration statement on August 24, 2017, is hereby
incorporated by reference.

f. Not Applicable.

g. Not Applicable.